Exhibit 10.1

NINTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

This Ninth Amended and Restated Investor Rights Agreement (this “Agreement”) dated as of May 6, 2019 is entered into by and among TransMedics Group, Inc., a Massachusetts corporation (the “Company”), TransMedics, Inc., a Delaware corporation (“TransMedics”), the holders of the Company’s Common Stock listed on Exhibit A-1 (the “Former Preferred Stockholders”) and the Former Converted Preferred Holders (as defined below). The Former Preferred Stockholders and the Former Converted Preferred Holders are collectively referred to as the “Investors” and each individually as an “Investor.”

RECITALS:

WHEREAS, TransMedics and certain of the Investors are party to an Eighth Amended and Restated Investor Rights Agreement dated as of June 12, 2013 (as amended, the “Prior Agreement”);

WHEREAS, pursuant to the terms of the Agreement and Plan of Merger and Reorganization (the “Reorganization Agreement”), by and among the Company, TransMedics and TMDX, Inc., a Delaware corporation (“Merger Sub”), TransMedics has completed a corporate reorganization (the “Reorganization”) whereby it has become a as wholly-owned subsidiary of the Company and each outstanding share of capital stock of TransMedics has been converted into shares of common stock of the Company, each outstanding option to purchase shares of common stock of TransMedics has been converted into an outstanding option to purchase shares of common stock of the Company and each outstanding warrant to purchase shares of TransMedics was converted into a warrant to purchase shares of common stock of the Company;

WHEREAS, following the consummation of the Reorganization, the Investors are shareholders of the Company;

WHEREAS, in connection with the Reorganization and the Company’s initial public offering of its common stock, the Company, TransMedics and the Investors party to the Prior Agreement desire to amend and restate the Prior Agreement in its entirety to read as set forth in this Agreement; and

WHEREAS, the undersigned Investors represent the holders of at least fifty-five percent (55%) of the voting power of the shares of Preferred Stock (as defined in the Prior Agreement) outstanding on the date of this Agreement as of immediately prior to the consummation of the Reorganization and, as such, have the right, power and authority pursuant to Section 6.4 of the Prior Agreement to execute and deliver this Agreement and amend and restate the Prior Agreement in the manner provided herein;

NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Certain Definitions.

1.1. “Affiliate” means, with respect to any person, any person directly or indirectly controlling, controlled by or under common control with such person. Without limitation to the generality of the following, with respect to any person controlled, directly or indirectly by a trust a (“Controlling Trust”), “Affiliate” includes a beneficiary of such Controlling Trust and any other person directly or indirectly controlling, controlled by or under common control with: (a) a beneficiary of such Controlling Trust; or (b) a separate trust, with a beneficiary in common with such Controlling Trust.

1.2. “Board” means the Board of Directors of the Company.

1.3. “Commission” means the Securities and Exchange Commission, or any other Federal agency at the time administering the Securities Act.

1.4. “Common Stock” means the common stock, no par value per share, of the Company.

1.5. “Company” has the meaning ascribed to it in the introductory paragraph hereto.

1.6. “Company Sale” means the disposition by holders of the Company’s then outstanding capital stock of at least a majority of the then outstanding equity voting power of the Company in a single or a series of related transactions, excluding such dispositions by a Stockholder to another Stockholder.

1.7. “Former Converted Preferred Holder” means a stockholder of the Company listed on Exhibit A-2 hereto.

1.8. “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.

1.9. “Former Preferred Stockholders” has the meaning ascribed to it in the introductory paragraph hereto.

1.10. “Holder” means any person owning or having rights to acquire Registrable Shares or any successor or assignee thereof in accordance with Section 4 of this Agreement but excluding any Former Converted Preferred Holder.

1.11. “Indemnified Party” means a party entitled to indemnification pursuant to Section 2.5.

1.12. “Indemnifying Party” means a party obligated to provide indemnification pursuant to Section 2.5.

1.13. “Initial Public Offering” means the initial underwritten public offering of shares of Common Stock pursuant to an effective Registration Statement.

1.14. “Initiating Holder” means any Holder initiating a request for registration pursuant to Section 2.1(a) or 2.1(b), as the case may be.

1.15. “Major Investor” means each Former Preferred Stockholder that holds, together with its Affiliates, at least 285,714 shares of Common Stock (subject to appropriate adjustment in the event of any stock split, stock dividend or other similar event affecting any shares of the capital stock of the Company) as of the date of determination.

1.16. “Prospectus” means the prospectus included in any Registration Statement, as amended or supplemented by an amendment or prospectus supplement, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

1.17. “Registrable Shares” means (i) the shares of Common Stock held by the Investors as of the date of this Agreement; (ii) the shares of Common Stock issued or issuable upon exercise of the warrant issued by TransMedics to Hercules Technology Growth Capital, Inc. (“Hercules”) on November 7, 2012, the warrant issued by TransMedics to Hercules on September 11, 2015, and the warrant issued by TransMedics to Hercules on August 4, 2016; and (iii) any other shares of Common Stock issued in respect of the shares referenced in clauses (i) and (ii) above (because of stock splits, stock dividends, reclassifications, recapitalizations or similar events); provided, however, that shares of Common Stock which are Registrable Shares shall cease to be Registrable Shares (x) upon any sale pursuant to a Registration Statement or pursuant to Rule 144 under the Securities Act, (y) at such time as they become eligible for sale pursuant to Rule 144(b)(1)(i) under the Securities Act or (z) upon any sale in any manner to a person or entity which is not entitled, pursuant to Section 4 of this Agreement, to the rights under this Agreement; provided, however, with respect to clause (y), a period of at least one year, as determined in accordance with paragraph (d) of Rule 144 under the Securities Act, has elapsed since the later of the date such shares were acquired from the Company or an affiliate of the Company. Wherever reference is made in this Agreement to a request or consent of holders of a certain percentage of Registrable Shares, the determination of such percentage shall include shares of Common Stock issuable upon conversion of such Registrable Shares even if such conversion has not been effected.

1.18. “Registration Expenses” means all expenses incurred by the Company in complying with the provisions of Section 2, including, without limitation, all registration and filing fees, exchange listing fees, printing expenses, fees and expenses of counsel for the Company and the fees and expenses, which shall not exceed $50,000, of one counsel to represent the Selling Stockholders selected by holders of a majority of the Registrable Shares held by the Selling Stockholders, state Blue Sky fees and expenses, and the expense of any special audits incident to or required by any such registration, but excluding, stock transfer taxes, underwriting discounts, selling commissions and any other fees and expenses of any counsel to the Selling Stockholders (other than the counsel selected to represent all Selling Stockholders).

1.19. “Registration Statement” means a registration statement filed by the Company with the Commission for a public offering and sale of securities of the Company (other than a registration statement on Form S-8 or Form S-4, or their successors, or any other form for a similar limited purpose, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another corporation).

1.20. “Reorganization Agreement” has the meaning ascribed to it in the recitals hereto.

1.21. “Restated Articles” means the Company’s Restated Articles of Organization, as amended from time to time.

1.22. “Securities Act” means the Securities Act of 1933, as amended, or any successor Federal statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.

1.23. “Selling Stockholder” means any Holder and his, her or its successors or assigns owning Registrable Shares included in a Registration Statement.

1.24. “Subsidiary” or “Subsidiaries” means any corporation, partnership, limited liability company, trust or other entity of which the Company directly or indirectly owns at the time (a) a majority of the outstanding shares of every class of voting equity securities of such corporation, partnership, limited liability company, trust or other entity or (b) the right to receive more than 50% of the net assets of such entity available for distribution to the holders of outstanding stock or ownership interests upon a liquidation or dissolution of such entity.

1.25. “TransMedics” has the meaning ascribed to it in the introductory paragraph hereto.

SECTION 2. Registration Rights.

2.1. Required Registrations.

(a) Commencing on the date that is 180 days after the date of this Agreement, a Holder or Holders holding a majority of the Registrable Shares then outstanding may request, in writing, that the Company effect the registration on Form S-1 (or any successor form) of Registrable Shares, the anticipated aggregate offering price (net of underwriting discounts and selling commissions) of which is at least $5,000,000. The Company shall not register any additional shares of stock of the Company on a Registration Statement at the same time as a demand registration pursuant to this Section 2.1 without the prior written consent of the Holders holding a majority of the Registrable Shares to be included in the demand registration.

(b) At any time after the Company becomes eligible to file a Registration Statement on Form S-3 (or any successor form relating to secondary offerings), a Holder or Holders holding in the aggregate at least thirty percent (30%) of the Registrable Shares then outstanding may request, in writing, that the Company effect the registration on Form S-3 (or such successor form), of Registrable Shares, the anticipated aggregate offering price (net of underwriting discounts and selling commissions) of which is at least $1,000,000.

(c) Upon receipt of any request for registration pursuant to this Section 2, the Company shall promptly give written notice of such proposed registration to all other Holders in accordance with Section 5.1. Such Holders shall have the right, by giving written notice to the Company within fifteen (15) days after the Company provides its registration notice, to elect to have included in such registration the number of Registrable Shares as such Holders may request in such notice of election, subject in the case of an underwritten offering to the terms of Section 2.1 (d). Thereupon, the Company shall, as expeditiously as possible, use its best efforts to effect the registration on an appropriate Registration Statement of all Registrable Shares that the Company has been requested to so register; provided, however, that in the case of a registration requested under Section 2.1 (b), the Company will only be obligated to effect such registration on Form S-3 (or any successor form).

(d) If the Initiating Holders intend to distribute the Registrable Shares covered by their request by means of an underwritten offering, they shall so advise the Company as a part of their request made pursuant to Section 2.1 (a) or (b), as the case may be, and the Company shall include such information in its written notice referred to in Section 2.1 (c). In such event, (i) the right of any other Holder to include his, her or its Registrable Shares in such registration pursuant to Section 2.1 (a) or (b), as the case may be, shall be conditioned upon such other Holder’s participation in such underwritten offering on the terms set forth herein, and (ii) all Holders including Registrable Shares in such registration shall enter into an underwriting agreement upon customary terms with the underwriter or underwriters managing the offering; provided that such underwriting agreement shall not provide for indemnification or contribution obligations on the part of the Holders materially greater than the obligations of the Holders pursuant to Section 2.6. The Initiating Holders shall have the right to select the managing underwriter(s) for any underwritten offering requested pursuant to Section 2.1 (a) or (b), subject to the approval of the Company, which approval will not be unreasonably withheld, conditioned or delayed. If any Holder who has requested inclusion of his, her or its Registrable Shares in such registration as provided above disapproves of the terms of the underwritten offering, such person may elect, by written notice to the Company, to withdraw its Registrable Shares from such registration and underwritten offering. In an underwritten offering, if the managing underwriter(s) advises the Company in writing that market factors require a limitation on the number of shares to be underwritten, the number of Registrable Shares to be included in the Registration Statement and underwritten offering shall be allocated among all Holders requesting registration in proportion, as nearly as practicable, to the respective number of Registrable Shares held by them on the date of the request for registration made by the Initiating Holders pursuant to Section 2.1 (a) or (b), as the case may be. If any Holder would thus be entitled to include more Registrable Shares than such Holder requested to be registered, the excess shall be allocated among other requesting Holders pro rata in the manner described in the preceding sentence.

(e) The Company shall not be required to effect (i) more than two (2) demand registrations pursuant to Section 2.1 (a) above; or (ii) more than two (2) Form S-3 registrations in any twelve-month period pursuant to Section 2.1 (b) above. In addition, the Company shall not be required to effect any registration (other than on Form S-3 or any successor form) within one hundred twenty (120) days after the effective date of any other Registration Statement of the Company. For purposes of this Section 2.1 (e), a Registration Statement shall not be counted (i) until such time as such Registration Statement has been declared effective by the Commission (unless the Initiating Holders withdraw their request for such registration (other than as a result of information concerning the business, properties, assets or condition (financial or otherwise) of the Company which is made known to the Holders after the date on which such registration was requested) and elect not to pay the Registration Expenses therefor pursuant to Section 2.4) or (ii) if (A) less than all of the total number of Registrable Shares that Holders have requested to be included in such Registration Statement are sold or (B) the Company registers additional shares of stock of the Company on a Registration Statement at the same time as a demand registration pursuant to this Section 2.1.

(f) If at the time of any request to register Registrable Shares pursuant to this Section 2.1, the Company is engaged or has plans to engage in a registered public offering or is engaged in any other activity which, in the good faith determination of the Board, would be adversely affected by the requested registration, then the Company may at its option direct that such request be delayed for a period not in excess of ninety (90) days from the effective date of such request, provided that such right to delay a request may not be exercised by the Company more than once in any twelve-month period, and the Company shall thereafter promptly file a Registration Statement and cause such Registration Statement to become effective as soon as possible after filing.

2.2. Incidental Registration.

(a) Whenever the Company proposes to file a Registration Statement (other than pursuant to Section 2.1 or in connection with the Initial Public Offering) at any time and from time to time, it will, prior to such filing, give written notice to all Holders of its intention to do so. Upon the written request of a Holder or Holders given within fourteen (14) days after the Company provides such notice (which request shall state the intended method of disposition of such Registrable Shares), the Company shall use its best efforts to cause all Registrable Shares which the Company has been requested by such Holder or Holders to register to be registered under the Securities Act to the extent necessary to permit their sale or other disposition in accordance with the intended methods of distribution specified in the request of such Holder or Holders; provided that the Company shall have the right to postpone or withdraw any registration effected pursuant to this Section 2.2 without obligation to any Holder.

(b) If the registration for which the Company gives notice pursuant to Section 2.2 (a) is a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of their written notice made pursuant to Section 2.2 (a). In such event, (i) the right of any Holder to include his, her or its Registrable Shares in such registration pursuant to Section 2.2 shall be conditioned upon such Holder’s participation in such underwritten offering on the terms set forth herein, and (ii) all Holders including Registrable Shares in such registration shall enter into an underwriting agreement upon customary terms with the underwriter or underwriters selected for the underwritten offering by the Company. If any Holder who has requested inclusion of his, her or its Registrable Shares in such registration as provided above disapproves of the terms of the underwritten offering, such Holder may elect, by written notice to the Company, to withdraw his, her or its Registrable Shares from such registration and underwritten offering. If the managing underwriter(s) advises the Company in writing that market factors require a limitation on the number of shares to be underwritten, all of the shares held by holders other than the Holders shall first be excluded from such registration and underwritten offering to the extent deemed advisable by the managing underwriter(s), and, if further reduction of the number of shares is required, the number of shares that may be included in the registration and underwritten offering shall be allocated among all Holders requesting registration in proportion, as nearly as practicable, to the respective number of Registrable Shares held by them on the date the Company gives the notice specified in Section 2.2 (a); provided, however, except for a Registration Statement for the Company’s Initial Public Offering, that in no event may less than 30% of the total number of shares of Common Stock to be included in such underwritten offering be made available for Registrable Shares. If any Holder would thus be entitled to include more shares than such Holder requested to be registered, the excess shall be allocated among other requesting Holders pro rata in the manner described in the preceding sentence.

2.3. Registration Procedures.

(a) If and whenever the Company is required by the provisions of this Agreement to use its best efforts to effect the registration of any of the Registrable Shares under the Securities Act, the Company shall, as expeditiously as possible:

(i) prepare and file with the Commission a Registration Statement with respect to such Registrable Shares and use its best efforts to cause that Registration Statement to become effective as soon as possible and to keep the Registration Statement effective for up to twelve (12) months from the effective date or such lesser period until all such Registrable Shares are sold; provided, however, that such twelve-month period shall be extended for a period of time equal to the period the Selling Stockholders refrain from selling any securities of the Company included in such registration at the request of an underwriter of the Company’s Common Stock or as required pursuant to Section 2.3(b) and (c);

(ii) prepare and file with the Commission any amendments and supplements to the Registration Statement and the Prospectus included in the Registration Statement as may be necessary to comply with the provisions of the Securities Act (including the anti-fraud provisions thereof);

(iii) furnish to each Selling Stockholder such reasonable numbers of copies of the Prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as the Selling Stockholder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Shares owned by such Selling Stockholder;

(iv) use its best efforts to register or qualify the Registrable Shares covered by the Registration Statement under the securities or Blue Sky laws of such states as the Selling Stockholders shall reasonably request, and do any and all other acts and things that may be necessary or desirable to enable the Selling Stockholders to consummate the public sale or other disposition in such states of the Registrable Shares owned by the Selling Stockholder; provided, however, that the Company shall not be required in connection with this subsection to qualify as a foreign corporation or execute or file a general consent to service of process in any jurisdiction, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(v) cause all such Registrable Shares to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed;

(vi) provide a transfer agent and registrar for all such Registrable Shares and a CUSIP number not later than the effective date of such Registration Statement;

(vii) make available for inspection by the Selling Stockholders, any managing underwriter(s) participating in any offering pursuant to such Registration Statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the Selling Stockholders, all financial and other records, pertinent corporate documents and properties of the Company and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such Selling Stockholders, underwriter, attorney, accountant or agent in connection with such Registration Statement;

(viii) notify each Selling Stockholder, promptly after it shall receive notice thereof, of the time when such Registration Statement has become effective or a supplement to any Prospectus forming a part of such Registration Statement has been filed;

(ix) following the effectiveness of such Registration Statement, notify each Selling Stockholder of any request by the Commission for the amending or supplementing of such Registration Statement or Prospectus;

(x) notify each Selling Stockholder of Registrable Shares covered by such Registration Statement upon the occurrence of any event as a result of which the Prospectus included in a Registration Statement, as then in effect, contains an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and prepare, file and furnish to each such Selling Stockholder a reasonable number of copies of a supplement or an amendment to such Prospectus as may be necessary so that such Prospectus does not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; and

(xi) use its best efforts to prevent the issuance of any stop order or other order suspending the effectiveness of a Registration Statement covering Registrable Shares and, if such an order is issued, to obtain the withdrawal thereof at the earliest possible time and to notify the Selling Stockholder of the issuance of such order and the resolution thereof.

(b) If the Company has delivered a Prospectus to the Selling Stockholders and after having done so the Prospectus is amended to comply with the requirements of the Securities Act, the Company shall promptly notify the Selling Stockholders and, if requested, the Selling Stockholders shall immediately cease making offers of Registrable Shares and return all Prospectuses to the Company. The Company shall promptly provide the Selling Stockholders with revised Prospectuses and, following receipt of the revised Prospectuses, the Selling Stockholders shall be free to resume making offers of the Registrable Shares.

(c) In the event that, in the reasonable judgment of the Company, it is advisable to suspend use of a Prospectus included in a Registration Statement due to pending material developments or other events that have not yet been publicly disclosed and as to which the Company believes public disclosure would be detrimental to the Company, the Company shall notify all Selling Stockholders to such effect, and, upon receipt of such notice, each such Selling Stockholder shall immediately discontinue any sales of Registrable Shares pursuant to such Registration Statement until such Selling Stockholder has received copies of a supplemented or amended Prospectus or until such Selling Stockholder is advised in writing by the Company that the then current Prospectus may be used and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus. Notwithstanding anything to the contrary herein, the Company shall not exercise its rights under this Section 2.3 (c) to suspend sales of Registrable Shares for a period in excess of 30 calendar days consecutively or 60 calendar days in the aggregate in any twelve-month period.

2.4. Allocation of Expenses. The Company shall pay all Registration Expenses of all registrations under this Agreement; provided, however, that if a registration under Section 2.1(a) is withdrawn at the request of the Initiating Holders holding a majority of the shares requested by such Initiating Holders to be so registered and if such Initiating Holders elect not to have such registration counted as a registration requested under Section 2.1 (a), the Selling Stockholders shall pay the Registration Expenses of such registration pro rata in accordance with the number of their Registrable Shares included in such registration; provided further, that if at the time of such withdrawal, the Initiating Holders have either (i) learned information concerning the business, properties, assets or condition (financial or otherwise) of the Company which is made known to the Selling Stockholders after the date on which such registration was requested or (ii) been informed by the underwriters of such registration that more than 15% of the Registrable Shares requested for registration shall not be included therein due to market factors, and in either such case the Initiating Holders have withdrawn the request with reasonable promptness following such disclosure, then the Selling Stockholders shall not be required to pay the Registration Expenses and shall retain all of their rights, including their demand and incidental registration rights pursuant to Sections 2.1 and 2.2.

2.5. Indemnification and Contribution.

(a) In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless each Selling Stockholder, each underwriter of such Registrable Shares, and each other person, if any, who controls such Selling Stockholder or underwriter within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such Selling Stockholder, underwriter or controlling person may become subject under the Securities Act, the Exchange Act, state securities or Blue Sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, (ii) the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any preliminary prospectus or final prospectus contained in any Registration Statement under which Registerable Shares were registered under the Securities

Act, in the light of the circumstances under which they were made) or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the Registration Statement or the offering contemplated thereby; and the Company will reimburse such Selling Stockholder, underwriter and each such controlling person for any legal or any other expenses reasonably incurred by such Selling Stockholder, underwriter or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission made in such Registration Statement, preliminary prospectus or final prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company, in writing, by or on behalf of such Selling Stockholder, underwriter or controlling person specifically for use in the preparation thereof.

(b) In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, each Selling Stockholder, severally and not jointly, will indemnify and hold harmless the Company, each of its directors and officers and each underwriter (if any) and each person, if any, who controls the Company or any such underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which the Company, such directors and officers, underwriter or controlling person may become subject under the Securities Act, Exchange Act, state securities or Blue Sky laws or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement or (ii) any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any preliminary prospectus or final prospectus contained in any Registration Statement under which Registerable Shares were registered under the Securities Act, in the light of the circumstances under which they were made), if and to the extent (and only to the extent) that the statement or omission was made solely in reliance upon and in conformity with information relating to such Selling Stockholder furnished in writing to the Company by or on behalf of such Selling Stockholder specifically for use in connection with the preparation of such Registration Statement, prospectus, amendment or supplement; provided, however, that the obligations of each such Selling Stockholder hereunder shall be limited to an amount equal to the net proceeds received by such Selling Stockholder in respect of the Registrable Shares sold pursuant to such registration.

(c) Each Indemnified Party shall give notice to the Indemnifying Party promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld, conditioned or delayed); and provided further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 2.5 except to the extent that the Indemnifying Party is adversely affected by such failure. The Indemnified Party may participate in such defense at such party’s expense; provided, however, that the Indemnifying Party shall pay such expense if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between the Indemnified Party and any other party represented by such counsel in such proceeding; provided further, that in no event shall the Indemnifying Party be required to pay the expenses of more than one law firm per jurisdiction as counsel for the Indemnified Party. The Indemnifying Party shall also be responsible for the expenses of such defense if the Indemnifying Party does not elect to assume such defense. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation, and no Indemnified Party shall consent to entry of any judgment or settle such claim or litigation without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld, conditioned or delayed.

(d) In order to provide for just and equitable contribution to joint liability under the Securities Act in circumstances in which the indemnification provided for in this Section 2.5 is due in accordance with its terms but for any reason is held to be unavailable to an Indemnified Party in respect to any losses, claims, damages and liabilities referred to herein, then the Indemnifying Party shall, in lieu of indemnifying such Indemnified Party, contribute to the amount paid or payable as a result of losses, claims, damages or liabilities to which such party may be subject in such proportions as is appropriate to reflect the relative fault of the Company on the one hand and the Selling Stockholders on the other in connection with the statements, omissions or violations which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company and the Selling Stockholders shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of material fact related to information supplied by the Company or the Selling Stockholders and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Selling Stockholders agree that it would not be just and equitable if contribution pursuant to this Section 2.5(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 2.5(d), in no case shall any one Selling Stockholder be liable or responsible for any amount in excess of the net proceeds received by such Selling Stockholder from the offering of Registrable Shares; provided, however that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person or entity who is not guilty of such fraudulent misrepresentation. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 2.5(d), notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties from whom contribution may be sought shall not relieve such party from any other obligation it or they may have thereunder or otherwise under this Section 2.5(d). No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled without its prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

(e) The rights and obligations of the Company and the Selling Stockholders under this Section 2.5 shall survive the termination of this Agreement.

2.6. Other Matters with Respect to Underwritten Offering. In the event that Registrable Shares are sold pursuant to a Registration Statement in an underwritten offering pursuant to Section 2.1, the Company agrees to (a) enter into an underwriting agreement containing customary representations and warranties with respect to the business and operations of an issuer of the securities being registered and customary covenants and agreements to be performed by the Company, including without limitation customary provisions with respect to indemnification by the Company of the underwriters of such offering; (b) use its best efforts to cause its legal counsel to render customary opinions to the underwriters with respect to the Registration Statement; and (c) use its best efforts to cause its independent public accounting firm to issue customary “comfort” or “cold comfort letters” to the underwriters with respect to the Registration Statement.

2.7. Information by Holder. Each Selling Stockholder shall furnish to the Company such information regarding such Holder and the offering or sale proposed by such Holder as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

2.8. Market “Stand-Off” Agreement. Each Holder, if requested by the Company and the managing underwriter(s) of the Initial Public Offering, shall not sell or otherwise transfer or dispose of any Registrable Shares or other securities of the Company (excluding securities acquired in the Initial Public Offering or in the public market after such offering) held by such Holder for a period not to exceed 180 days after the date of the final prospectus relating to the Initial Public Offering; provided that all stockholders of the Company (other than the Holders) then holding at least 1% of the outstanding shares of Common Stock (on an as-converted basis) and all officers and directors of the Company enter into similar agreements.

The Company may impose stop-transfer instructions with respect to the Registrable Shares or other securities subject to the foregoing restriction until the end of such period.

Any Holder receiving any written notice from the Company regarding the Company’s plans to file a Registration Statement shall treat such notice confidentially and shall not disclose such information to any person other than as necessary to exercise its rights under this Agreement.

2.9. Limitations on Subsequent Registration Rights. From and after the date of this Agreement, except with respect to assignees as contemplated by Section 4 hereof, the Company shall not, without the prior written consent of Holders holding a majority of the Registrable Shares, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder (i) to include such securities in any registration unless, under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the number of the Registrable Shares of the Holders that are included or (ii) allow such holder or prospective holder to initiate a demand for registration of any securities held by such holder or prospective holder.

2.10. Rule 144.

(a) After the earliest of (i) the closing of the sale of securities of the Company pursuant to a Registration Statement, (ii) the registration by the Company of a class of securities under Section 12 of the Exchange Act, or (iii) the issuance by the Company of an offering circular pursuant to Regulation A under the Securities Act, the Company agrees to:

(i) make and keep current public information about the Company available, as those terms are understood and defined in Rule 144;

(ii) use commercially reasonable efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

(iii) furnish to any holder of Registrable Shares upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents of the Company as such holder may reasonably request to avail itself of any similar rule or regulation of the Commission allowing it to sell any such securities without registration.

(b) At the request of any Selling Stockholder at any time after any Registrable Shares held by such Selling Stockholder become eligible for resale pursuant to Rule 144(b)(1)(i) under the Securities Act (or any successor provision), deliver a letter to the Company’s transfer agent irrevocably instructing the transfer agent to remove any securities law legend from any certificate representing such Registrable Shares which have become eligible for sale pursuant to Rule 144(b)(1)(i) under the Securities Act (or any successor provision).

2.11. Company Sale. The Company shall not, directly or indirectly, enter into any Company Sale in which the Company shall not be the surviving corporation unless the proposed surviving corporation shall, prior to such Company Sale, agree in writing to assume the obligations of the Company under this Agreement, and for that purpose references hereunder to “Registrable Shares” shall be deemed to be references to the securities which the Holders would be entitled to receive in exchange for Registrable Shares under any such Company Sale; provided, however, that the provisions of this Section 2.11 shall not apply in the event of any Company Sale in which the Company is not the surviving corporation if all Holders are entitled to receive in exchange for their Registrable Shares consideration consisting solely of (i) cash, (ii)

securities of the acquiring corporation which may be immediately sold to the public without registration under the Securities Act, or (iii) securities of the acquiring corporation which the acquiring corporation has agreed to register within ninety (90) days of completion of the transaction for resale to the public pursuant to the Securities Act.

2.12. Termination. All of the Company’s obligations to register Registrable Shares under this Agreement shall terminate on the earliest to occur of (i) the fifth anniversary of the date of this Agreement, (ii) the closing of a Company Sale, (iii) the date on which no Holder holds any Registrable Shares.

2.13. Termination of Certain Rights of Former Converted Preferred Holder. Notwithstanding anything contained in this Section 2 or any other provision of this Agreement, no Former Converted Preferred Holder nor any of its transferees shall have any registration rights pursuant to this Section 2; provided, however, such Former Converted Preferred Holder (and any transferee thereof) shall remain obligated under Section 2.8 hereof.

SECTION 3. Covenants of the Company.

3.1. Affiliated Transactions. The Company covenants and agrees with each of the Major Investors that, subject to waiver or amendment in accordance with Section 5.4 below, neither the Company nor any of its Subsidiaries shall enter into any agreement with any stockholder, officer or director of the Company or its Subsidiaries, or any “affiliate” of such persons (as such term is defined in the rules and regulations promulgated under the Securities Act), including without limitation any agreement or other arrangement providing for the furnishing of services by, rental of real or personal property from, or otherwise requiring payments to, any such person or entity, without the consent of at least a majority of the members of the Board, having no interest in such agreement or arrangement.

SECTION 4. Transfers of Rights.

The rights and obligations of each Investor hereunder may be assigned by such Investor only to its Affiliates; provided that the assignment of rights shall be contingent upon the transferee providing a written instrument to the Company notifying the Company of such transfer and agreeing in writing to be bound by all terms and conditions set forth in this Agreement. This Agreement may not be assigned by the Company.

SECTION 5. Miscellaneous.

5.1. Notices. Any notice, demand, request or delivery required or permitted to be given pursuant to the terms of this Agreement shall be in writing and shall be deemed received (i) when delivered personally or when sent by facsimile transmission and confirmed by telephone or electronic transmission report (with a hard copy to follow by mail), (ii) on the next business day after timely delivery to a generally recognized overnight courier (such as FedEx) if such delivery is within the U.S. or on the second business day after timely delivery to a generally recognized international courier; and (iii) on the fifth business day after deposit in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid), addressed to the party at such party’s address as set forth below or as subsequently modified by written notice delivered as provided herein, as follows:

(i) if to the Company or TransMedics, to:

TransMedics Group, Inc.

200 Minuteman Road

Suite 302

Andover, MA 01810

Attention: Chief Executive Officer

Telephone: (978) 552-0900

Facsimile: (978) 685-9562

or at such other address or addresses as may have been furnished in writing by the Company or TransMedics to the other parties hereto, with a copy to:

Ropes & Gray LLP

Prudential Tower

800 Boylston Street

Boston, MA 02199

Attention: Paul Kinsella and Tara Fisher

Telephone: (617) 951-7000

Facsimile: (617) 951-7050

(ii) if to a Former Preferred Stockholder or a Former Converted Preferred Holder, at the address on Exhibit A-1 or Exhibit A-2, as applicable, or at such other address as such party may designate by prior written notice to the other parties hereto.

5.2. Successors and Assigns. Except as otherwise expressly provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the respective successors, permitted assigns, heirs, executors and administrators of the parties hereto.

5.3. Entire Agreement. This Agreement embodies the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, written or oral, relating to such subject matter, including, without limitation, the Prior Agreement.

5.4. Amendments and Waivers. This Agreement may be amended or terminated and the observance of any term of this Agreement may be waived with respect to all parties to this Agreement (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and Investors holding Registrable Shares representing a majority of the voting power of all outstanding Registrable Shares then held by the Investors. Any amendment or waiver effected in accordance with this Section 5.4 shall be binding on all parties hereto, even if they do not execute such consent. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

5.5. Confidentiality. Each Investor shall keep confidential and shall not disclose, divulge, use or otherwise take advantage of (except as contemplated hereunder) any confidential, proprietary or secret information that it may obtain from the Company or any Subsidiary pursuant to financial statements, reports and other materials and information transmitted by such entities to such Investor pursuant to this Agreement, unless such information (i) was a matter of public knowledge prior to the time of its disclosure by the Company to such Investor; (ii) became a matter of public knowledge after the time of its disclosure by the Company to such Investor through means other than an unauthorized disclosure resulting from an act or omission by such Investor; (iii) was independently developed or discovered by the Investor without reference to information provided by the Company; (iv) was or becomes available to such Investor on a non-confidential basis from a third party, provided that such third party is not bound by an obligation of confidentiality to the Company with respect to such confidential information; (v) is required to be disclosed to comply with applicable laws or regulations, or with a valid order of a court or other governmental body of the United States or Canada or any political subdivisions thereof; provided such Investor takes all reasonable actions to obtain confidential treatment for such disclosure and, if possible, to minimize the extent of such disclosure; or (vi) is required to be disclosed by any stock exchange or other regulatory authority to which an Investor or any of its Affiliates is subject. Notwithstanding the foregoing, each Investor may disclose such information (a) to its respective partners, members, parent corporations, holding companies, subsidiaries, employees or Affiliates, and their respective Affiliates and employees, which parties shall remain bound by this confidentiality provision; (b) to its attorneys, accountants, consultants and other professionals to the extent necessary to obtain their services in connection with its investment in the Company; or (c) to any other Investor, except that such Investor may disclose such confidential information for the purpose of evaluating its investment in the Company only to any general partner, limited partner, retired partner, shareholder, manager, member, retired member, officer, director, Affiliate, holding company or successor entity of such Holder, as applicable, and any general partner, limited partner, retired partner, shareholder, manager, member, retired member, officer, director or Affiliate of the foregoing and any Affiliate thereof, or investment vehicles now or hereafter existing for whom any of the foregoing or any Affiliate thereof serves as a general partner or manager, as applicable, or the estates, beneficiaries, trustees or family members of any such general partner, limited partner, retired partner, shareholder, manager, member, retired member, officer, director or Affiliate, or any trusts for the benefit of any of the foregoing persons, as long as such person or entity is advised of the confidentiality provisions of this Agreement.

The Company acknowledges that certain Investors and their Affiliates are in the business of evaluating technologies and the potential development plans of a large number of companies. Accordingly, the Company acknowledges that such Investors or their Affiliates may evaluate an investment in one or more companies that could be deemed to be competitive with the Company. The Company acknowledges and agrees that the internal use of the Company’s confidential information by an Investor in connection with its evaluation of an investment or the disclosure of such confidential information to an Affiliate of such Investor in connection with such Affiliate’s evaluation of an investment on behalf of the Investor in accordance with the immediately preceding sentence shall be permitted by this Section 5.5.

5.6. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall be one and the same document. Counterparts may be delivered via facsimile, electronic mail (including pdf) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

5.7. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

5.8. Specific Performance. In addition to any and all other remedies that may be available at law in the event of any breach of this Agreement, each Investor shall be entitled to seek specific performance of the agreements and obligations of the Company hereunder and to such other injunctive or other equitable relief as may be granted by a court of competent jurisdiction.

5.9. Titles and Subtitles. The titles of sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

5.10. Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts without giving effect to principles of conflicts of law.

5.11. Submission to Jurisdiction. Each party irrevocably and unconditionally submits to the exclusive jurisdiction and venue of the Business Litigation Session of the Superior Court of Suffolk County, Massachusetts (or, if and only if the Business Litigation Session of the Superior Court of Suffolk County, Massachusetts lacks jurisdiction, another Massachusetts state or federal court sitting in Boston, Massachusetts) over any action, suit or proceeding arising out of or relating to this Agreement. Each party irrevocably and unconditionally waives any objection to the laying of venue of any such action brought in any such court and any claim that any such action has been brought in an inconvenient forum. Each of the parties hereto agrees not to commence any action, suit or proceeding relating thereto except in the courts described above in the Commonwealth of Massachusetts, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in the Commonwealth of Massachusetts as described herein. Each of the parties hereto further agrees that notice as provided herein shall constitute sufficient service of process and the parties hereto further waive any argument that such service is insufficient. Each of the parties hereto hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the courts in the Commonwealth of Massachusetts as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

5.12. Aggregation. In determining the number of shares of capital stock owned by an Investor for purposes of exercising rights under this Agreement, all shares of capital stock held by affiliated entities or persons shall be aggregated together (provided that no shares shall be attributed to more than one entity or person within any such group of affiliated entities or persons).

5.13. Existing Agreement. Upon execution and delivery of this Agreement by (i) the Company, (ii) TransMedics and (iii) the Preferred Stockholders (as defined in the Prior Agreement) holding shares of Preferred Stock representing at least fifty-five percent (55%) of the voting power of all outstanding shares of Preferred Stock (as defined in the Prior Agreement) held by the Preferred Stockholders as of immediately prior to the consummation of the Reorganization, the Prior Agreement shall be deemed to have been amended and restated in its entirety as set forth herein. Upon such execution, all provisions of, rights granted and covenants made in the Prior Agreement are hereby waived, released and superseded in their entirety and shall have no further force and effect, such Prior Agreement is hereby deemed terminated and of no further force and effect and, to the maximum extent permitted by law, all Investors party to the Prior Agreement shall be and hereby are bound by this Agreement as set forth herein.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties have executed this Investor Rights Agreement as of the date first written above.

COMPANY:

TRANSMEDICS GROUP, INC.

By:	/s/ Waleed Hassanein, M.D.
Name: Waleed Hassanein, M.D.
Title: President and Chief Executive Officer

TRANSMEDICS:

TRANSMEDICS, INC.

By:	/s/ Waleed Hassanein, M.D.
Name: Waleed Hassanein, M.D.
Title: President and Chief Executive Officer

INVESTORS:

By counterpart signature pages attached hereto

Signature Pages to Ninth Amended and Restated

Investors’ Rights Agreement

ABRAMS CAPITAL PARTNERS I, L.P.

By:	Abrams Capital Management, L.P., its investment manager

By:	Abrams Capital Management, LLC, its general partner

By:	/s/ David Abrams
Name:	David Abrams
Title:	Managing Member

ABRAMS CAPITAL PARTNERS II, L.P.

By:	Abrams Capital Management, L.P., its investment manager

By:	Abrams Capital Management, LLC, its general partner

By:	/s/ David Abrams
Name:	David Abrams
Title:	Managing Member

RIVA CAPITAL PARTNERS III, L.P.

By:	Abrams Capital Management, L.P., its investment manager

By:	Abrams Capital Management, LLC, its general partner

By:	/s/ David Abrams
Name:	David Abrams
Title:	Managing Member

Signature Pages to Ninth Amended and Restated

Investors’ Rights Agreement

WHITECREST PARTNERS, LP

By:	Abrams Capital Management, L.P., its investment manager

By:	Abrams Capital Management, LLC, its general partner

By:	/s/ David Abrams
	Name:	David Abrams
	Title:	Managing Member

GREAT HOLLOW INTERNATIONAL, L.P.

By:	Abrams Capital Management, L.P., its investment manager

By:	Abrams Capital Management, LLC, its general partner

By:	/s/ David Abrams
	Name:	David Abrams
	Title:	Managing Member

Signature Pages to Ninth Amended and Restated Investors’ Rights Agreement

FLAGSHIP VENTURES FUND 2007, L.P.

By its General Partner Flagship Ventures 2007 General Partner, LLC

By:	/s/ Noubar B. Afeyan
Noubar B. Afeyan, Ph.D.
Its Manager

FLAGSHIP VENTURES FUND IV, L.P.

By its General Partner Flagship Ventures Fund IV General Partner, LLC

By:	/s/ Noubar B. Afeyan
Noubar B. Afeyan, Ph.D.
Its Manager

Signature Pages to Ninth Amended and Restated Investors’ Rights Agreement

ONELIBERTY ADVISORS FUND 2000, L.P.

By:	OneLiberty Partners 2000, LLC, its General Partner

By:	/s/ Edwin M. Kania, Jr.
	Name:	Edwin M. Kania, Jr.
	Title:	Manager

ONELIBERTY VENTURES 2000, L.P.

By:	OneLiberty Partners 2000, LLC, its General Partner

By:	/s/ Edwin M. Kania, Jr.
	Name:	Edwin M. Kania, Jr.
	Title:	Manager

ONELIBERTY VENTURES, INC.

By:	/s/ Edwin M. Kania, Jr.
Name:	Edwin M. Kania, Jr.
Title:	Principal

Signature Pages to Ninth Amended and Restated Investors’ Rights Agreement

LUNG BIOTECHNOLOGY PBC (as successor in interest to Lung LLC)

By:	/s/ John S. Hess, Jr.
Name: John S. Hess, Jr.
Title: EVP, Deputy General Counsel

Signature Pages to Ninth Amended and Restated Investors’ Rights Agreement

ERVINGTON INVESTMENTS LIMITED

By:	/s/ Elvira Degtyareva
Name: Elvira Degtyareva
Title: Director

PHARMSTANDARD INTERNATIONAL S.A.

By:	/s/ Eriks Martinovskis
Name: Eriks Martinovskis
Title: Director

Signature Pages to Ninth Amended and Restated Investors’ Rights Agreement

JAMES R. TOBIN 2012 TRUST

By:	/s/ James R. Tobin
James R. Tobin, Trustee

/s/ Edward M. Basile
Edward M. Basile

/s/ Waleed Hassanein, M.D
Waleed Hassanein, M.D.

Signature Pages to Ninth Amended and Restated Investors’ Rights Agreement

EXHIBIT A-1

LIST OF FORMER PREFERRED STOCKHOLDERS

Abrams Capital Partners II, L.P.	KPCB Holdings, Inc., as nominee

Abrams Capital Partners I, L.P.	Marcus Investments LLC

Great Hollow International, L.P.	OneLiberty Advisors Fund 2000, L.P.

Riva Capital Partners III, L.P.	OneLiberty Ventures 2000, L.P.

Whitecrest Partners, LP	Leerink Revelation Healthcare Fund I, L.P.

Flagship Ventures Fund 2007, L.P.	TM Holders, G.P.

Flagship Ventures IV, L.P.	Robert Forgette

Hercules Technology Growth Capital, Inc.	OneLiberty Ventures, Inc.

James R. Tobin 2012 Trust	BioStar Ventures III, L.P.

Tony White	Ervington Investments Limited

Lung Biotechnology PBC (successor-in -interest to Lung LLC)	Pharmstandard International S.A.

Weiner Ventures Investment Trust C

Thomas J. DeSimone	Fayerweather Fund 1, L.P.

Jeremy M. Sclar	Edward Basile

EXHIBIT A-2

LIST OF FORMER CONVERTED PREFERRED HOLDERS

Waleed Hassanein	VantagePoint CDP Partners, L.P.

Apposite Healthcare Fund, L.P.	General Electric Capital Corporation

Legacy Asset Portfolio, L.P.	Friday Street Venture Partners, L.P.

Sagamore Bio Ventures Fund Management, LLC	Allan R. Ferguson

Sagamore Bio Ventures, LLC	Leernink Swann Co-Investment Fund, LLC

Sherbrooke Capital Health and Wellness, L.P.	Dessouky A. Dessouky

Sherbrooke Capital Health and Wellness Advisors Fund, L.P.	D. Gideon Searle